Exhibit 107
Calculation of Filing Fee Tables
FORM S-11
(Form Type)
Brookfield Real Estate Income Trust Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1 — Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class S Common Stock; Class T Common Stock; Class D Common Stock; Class I Common Stock	457(o)	—	—	672864151	0.0001531	103016	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Class S Common Stock; Class T Common Stock; Class D Common Stock; Class I Common Stock	415(a)(6)	—	—	$6,827,135,849	—	—	S-11	333-255557	November 2, 2021	$759,580
	Total Offering Amounts					$7,500,000,000		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$103,016[1]
1 Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement on Form S-11 (this “Registration Statement”) will include unsold securities previously registered for sale pursuant to the registrant’s registration statement on Form S-11 (File No. 333-255557) which was declared effective on November 2, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered shares of the registrant’s common stock with a maximum aggregate offering price of $7.5 billion for sale pursuant to the registrant’s primary offering and the registrant’s distribution reinvestment plan. As of October 15, 2024, approximately $7.06 billion in shares of common stock remain unsold on the Prior Registration Statement. For purposes of calculating the registration fees due in connection with the filing of this Registration Statement, the registrant has assumed that approximately $6.83 billion of unsold shares of common stock originally registered for sale pursuant to the Prior Registration Statement will be carried forward to this Registration Statement. Pursuant to Rule 415(a)(6) the registration fees in the amount of $759,580 previously paid with respect to such unsold securities will continue to apply to such unsold securities. Thus, $103,016 in filing fees are due in connection with this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.